UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 10, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01	DISPOSITION OF ASSETS

DISPOSITION OF SCOTTSBURG HEALTHCARE CENTER

Effective March 10, 2014, the Company’s wholly-owned subsidiary Wood Moss, LLC (“Wood Moss”), sold its 100% interest in the Scottsburg Healthcare Center (“Scottsburg”), a 99 bed skilled nursing facility situated on 3.58 acres in Scottsburg, Indiana.  The purchaser was 1350 N. Todd Drive, LLC, an Indiana limited liability company, under a Purchase Agreement originally dated October 9, 2008, as amended and assigned.  The sales price was $3.6 million, subject to closing adjustments.

ITEM 9.01:       EXHIBITS

(a)

Financial Statements

Not applicable

(b)

Pro Forma Financial Information

The Company acquired a 67.5% membership interest in Wood Moss effective January 27, 2014. (The remaining 32.5% membership interest was subsequently acquired by the Company in consideration of the issuance of 150,000 shares of common stock). In reliance upon Item 9.01(b)(2) of Form 8-K,  the provision of pro forma financial information giving effect to the acquisition of that interest in Scottsburg was deferred and have not yet been prepared or furnished.  As the disposition of the Company’s interest in Scottsburg occurred less than 60 days following its acquisition, the provision of pro forma financial information giving pro forma effect to that disposition would involve information that has no baseline in previously filed reports and bears no meaningful relationship to the financial impact to the Company of its acquisition and disposition of this facility in a short time span and could well be misleading when presented in isolation.

(c)

Exhibits

Item	Title
10.1 10.2 10.3 10.4 10.5 10.6

Purchase Agreement dated October 8, 2008

Amendment No. 1 to Purchase Agreement

Amendment No. 2 to Purchase Agreement

Amendment No. 3 to Purchase Agreement

Amendment No. 4 to Purchase Agreement

Amendment No. 5 to Purchase Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: March 14, 2014	/s/Christopher Brogdon_________ Christopher Brogdon, President